Exhibit 99.1

Ascent Solar Announces Exercise of Over-Allotment Option

Littleton, Colorado – Ascent Solar Technologies, Inc. (NASDAQ: ASTI) today announced that the underwriters of its public offering exercised their over-allotment option to purchase an additional 570,000 shares of its common stock at $14.00 per share, before deducting underwriting discounts and commissions.  The option was granted in connection with the company’s public offering of 3,800,000 shares of its common stock, which priced on May 15, 2008.

J.P. Morgan Securities Inc. is serving as managing lead underwriter of the offering. Cowen and Company, LLC, Jefferies & Company, Inc. and Merriman Curhan Ford & Co. are serving as co-managers of the offering, and Janco Partners, Inc., Maxim Group LLC and Signal Hill Capital Group LLC also are serving in the underwriting group. The offering is being made solely by means of a prospectus. A copy of the final prospectus, when available, may be obtained by mail to J.P. Morgan Securities Inc., National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, New York 11245, or by calling J.P. Morgan Securities Inc. at 1-718-242-8002.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, and there shall not be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ascent Solar Technologies, Inc.

Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules and is located in Littleton, Colorado.

Forward Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

Contacts

Ascent Solar Technologies, Inc.

Investor Relations Contact:

Brian Blackman, 832-515-0928

bblackman@ascentsolar.com

or

Media Contact:

Brand Fortified Public Relations

Kelly Brandner, 303-289-4303

kellybrandner@msn.com